Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

March 25, 2014

R.R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 filed by R.R. Donnelley & Sons Company, a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of 1,000,000 shares (the “Shares”) of its common stock, par value $1.25 per share (the “Common Stock”), filed with the Securities and Exchange Commission (the “Commission”) on March 25, 2014, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, the “Registration Statement”). The Shares may be offered by the selling stockholder named in the Registration Statement (the “Selling Stockholder”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement; (ii) the Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company filed with the Secretary of State of the State of Delaware; (iii) the By-Laws of the Company; (iv) the Stock Purchase Agreement, dated December 31, 2013 (the “Purchase Agreement”), by and among the Company, Esselte Holdings Inc. and Esselte Group Holdings (Luxembourg) S.A.; (v) the resolutions adopted by the board of directors of the Company on December 5, 2013, establishing a special committee of the board of directors (the “Eagle Transaction Committee”) and relating to the Registration Statement and the issuance of the Shares by the Company; and (vi) the resolutions adopted by the Eagle Transaction Committee on December 24, 2013, relating to the Registration Statement and the issuance of the Shares by the Company pursuant to the Purchase Agreement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

R.R. Donnelley & Sons Company

March 25, 2014

Based on the foregoing, subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and will be validly issued, fully paid and non-assessable when a certificate, if any, representing the Shares has been duly executed, countersigned, registered and delivered or, if uncertificated, the Company’s books shall reflect the issuance of the Shares, to the Selling Stockholder against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the Purchase Agreement.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm included in or made part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Sidley Austin LLP